Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-219768; 33-61441; 33-45453; 333-66891; 333-61163; 333-86863; 333-86869; 333-72904; 333-104955; 333-118761; 333-126788; 333-146646; 333-162635; 333-176602; 333-182609, and 333-19166) and on Form S‑3 (Nos.333-91888; 333-150538; 333-150653; 333-183221; 333-193321, and 333-209616) of Legg Mason, Inc. of our report dated May 30, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
May 30, 2018